Exhibit 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI REPORTS FIRST QUARTER RESULTS
Generates Free Cash Flow of Approximately $11.3 Million; 39.0% EBITDA Margin Achieved
Tempe, AZ – May 5, 2010 – Mobile Mini, Inc. (NASDAQ GS: MINI) today reported GAAP and non-GAAP financial results for the first quarter ended March 31, 2010.
Non-GAAP First Quarter 2010 Highlights
•	Total revenues were $76.9 million;

•	Lease revenues were $70.2 million and comprised 91.3% of total revenues;

•	Sales revenues were $6.3 million with margins of 35.2%;

•	EBITDA was $30.0 million or 39.0% of total revenues; and

•	Net income was $3.8 million or $0.09 per diluted share.
Non-GAAP results for the 2010 first quarter (i.e. EBITDA, EBITDA margin and free cash flow) exclude approximately $2.3 million of expenses relating primarily to ongoing restructuring of our operations. Non-GAAP reconciliation tables are on page 5, and show the effects of these expenses to comparable GAAP figures. Non-GAAP results for the first quarter of 2009 exclude approximately $2.2 million in integration, merger and restructuring expenses, which represent continuing costs incurred in connection with the 2008 acquisition of Mobile Storage Group (“MSG”) and the expenses incurred in conjunction with the continued restructuring of the Company’s manufacturing operations.
Other First Quarter 2010 Highlights
•	Free cash flow totaled $11.3 million;

•	We used free cash flow and other funds to pay down net debt by an additional $13.6 million;

•
Yield (total lease revenues per unit on rent) increased 2.5% compared to the first quarter of 2009 primarily due to ancillary revenues, product mix and foreign exchange; and actual rental rates declined only 0.3% from first quarter 2009 levels;

•	Average utilization rate was 52.4% in the first quarter, traditionally the Company’s slowest; and

•	Excess availability under our revolver at March 31, 2010 was $342.3 million.
Business Overview
Mobile Mini’s Chairman, President & CEO, Steven Bunger stated, “The first quarter is traditionally our weakest quarter due to holiday rental returns and overall seasonality. Excluding these holiday rentals, our business is stabilizing after steady declines for more than a year. While it may be too early to call it a trend, we are seeing favorable signs in our core business and most of these customers tend to rent our portable storage units over a longer term and sometimes indefinitely to supplement their ongoing storage requirements. We are especially pleased by our ability to maintain our high EBITDA margins of 39% for the first quarter. Another favorable sign is yield, which was up 2.5% for the first quarter from the first quarter of 2009 primarily from an increase in ancillary revenues and product mix. In addition, we implemented a rate increase that started in mid-March on most units that have been on lease for more than one year, which should add positive momentum to our yield this year.”
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Mobile Mini, Inc. News Release	Page 2
May 5, 2010
Discussing the Company’s recently implemented hybrid sales model, Mr. Bunger went on to say, “The bifurcation of our sales force, which offers the best of both a national as well as local component, is exceeding our initial expectations. We now have National Sales Centers (“NSCs”) up and running in the U.S. and the U.K. and are well on our way toward achieving a more cost effective and productive sales force along with enhanced customer service.”
He also pointed out, “During the first quarter, four more branches were converted into operational yards, bringing the count to 32. We also identified locations in Omaha, Norfolk and Washington, D.C., with leases for operational yards signed or soon to be signed. We have lease fleet ready to transport to these locales and thanks to our National Sales Center, we will be ready for business shortly since there is little in the way of additional fixed overhead required to ramp up. We expect the addition of these new markets and our new hybrid sales model to improve utilization in the future.”
Mr. Bunger noted, “In addition to migrating to additional operational yards, we continue to keep close rein on other expenses, trimming wherever we can. We eliminated $1.2 million of selling, general and administrative (SG&A) expenses since 2009 year end and $8.7 million since the close of the first quarter of 2009. We are currently implementing a new logistics system to help reduce future SG&A expense by optimizing the delivery and pick-up of our rental fleet.”
Mark Funk, Mobile Mini’s Executive Vice President & CFO noted, “We have now generated free cash flow for nine consecutive quarters, which for the trailing twelve months totaled $79.0 million. In addition, we generated our fifth consecutive quarter of net capital proceeds, where proceeds generated from the sale of units in the fleet and from the sale of excess property, plant and equipment have exceeded all of our capital expenditure needs. These net capital proceeds for the first quarter of 2010 were $1.1 million. We used free cash flow and CAPEX proceeds to pay down our debt by approximately $13.6 million in the first quarter.”
He added, “During this protracted downturn in construction, we have taken a number of defensive measures most notably cutting expenses and reducing debt. At the same time, we have made offensive investments, including the establishment of National Sales Centers, our entry into new markets, plus the implementation of a wide range of tools that improve efficiencies across Mobile Mini’s operations, to position our Company for a resumption of growth as the economy continues its recovery.”
EBITDA, EBITDA margin and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found later in this release.
Conference Call
Mobile Mini will host a conference call today, Wednesday, May 5, 2010 at 12 noon ET to review these results. To listen to the call live, dial 706-679-0885 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation which will accompany the call will be posted at www.mobilemini.com on the Investors Section and will be available after the call. We will also post the method of reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the conference call can be accessed for approximately 14 days after the call at Mobile Mini’s website.
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Mobile Mini, Inc. News Release	Page 3
May 5, 2010
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 254,000 portable storage and office units with 118 locations in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly regarding free cash flow, ability to reduce SG&A, borrowing availability, efficiencies of the NSCs, resumption of growth, improve utilization, increase yield and pay down debt, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 477-0241
www.mobilemini.com
(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 4
May 5, 2010
Mobile Mini, Inc. Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)/(includes effects of rounding)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2010	2010	2009	2009
	Actual	Non-GAAP (1)	Actual	Non-GAAP (1)
Revenues:
Leasing	$70,179	$70,179	$89,516	$89,516
Sales	6,314	6,314	10,060	10,060
Other	385	385	588	588

Total revenues	76,878	76,878	100,164	100,164

Cost of sales	4,090	4,090	6,869	6,869
Leasing, selling and general expenses (2)	42,862	42,822	51,572	51,572
Integration, merger and restructuring expenses (3)	2,226	—	2,214	—
Depreciation and amortization	9,140	9,140	10,253	10,253

Total costs and expenses	58,318	56,052	70,908	68,694

Income from operations	18,560	20,826	29,256	31,470

Other income (expense):
Interest income	1	1	3	3
Interest expense	(14,687)	(14,687)	(15,241)	(15,241)
Foreign currency exchange	(8)	(8)	(83)	(83)

Income before provision for income taxes	3,866	6,132	13,935	16,149
Provision for income taxes	1,456	2,329	5,469	6,318

Net income	2,410	3,803	8,466	9,831
Earnings allocable to preferred stock	(456)	(699)	(1,688)	(1,961)

Net income available to common stockholders	$1,954	$3,104	$6,778	$7,870

Earnings per share:
Basic	$0.06	$0.09	$0.20	$0.23

Diluted	$0.06	$0.09	$0.20	$0.23

Weighted average number of common and common share equivalents outstanding:
Basic	35,083	35,083	34,344	34,344

Diluted	43,514	43,514	42,982	42,982

EBITDA	$27,693	$29,959	$39,429	$41,643

(1)	This column represents a Non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and Non-GAAP presentations.

(2)	Difference relates to other non-core leasing expenses and is excluded in the Non-GAAP presentation.

(3)
Integration, merger and restructuring expenses represent costs that we incurred in connection with the MSG acquisition and the expenses in conjunction with the continued restructuring of our operations and are excluded in the Non-GAAP presentation.

Mobile Mini, Inc. News Release	Page 5
May 5, 2010

	Non-GAAP Reconciliation to Nearest Comparable GAAP Measure
	Three Months Ended March 31, 2010
	(in thousands except per share data)
	(includes effects of rounding)
		Integration, merger
		and restructuring
	Non-GAAP (1)	expenses (2), other	GAAP
Revenues	$76,878	$—	$76,878
EBITDA	$29,959	$(2,266)	$27,693
EBITDA margin	39.0%	-3.0%	36.0%
Operating income	$20,826	$(2,266)	$18,560
Operating income margin	27.1%	-3.0%	24.1%
Pre tax income	$6,132	$(2,266)	$3,866
Net income	$3,803	$(1,393)	$2,410
Diluted earnings per share	$0.09	$(0.03)	$0.06

	Non-GAAP Reconciliation to Nearest Comparable GAAP Measure
	Three Months Ended March 31, 2009
	(in thousands except per share data)
	(includes effects of rounding)
		Integration, merger
		and restructuring
	Non-GAAP (1)	expenses (2)	GAAP
Revenues	$100,164	$—	$100,164
EBITDA	$41,643	$(2,214)	$39,429
EBITDA margin	41.6%	-2.2%	39.4%
Operating income	$31,470	$(2,214)	$29,256
Operating income margin	31.4%	-2.2%	29.2%
Pre tax income	$16,149	$(2,214)	$13,935
Net income	$9,831	$(1,365)	$8,466
Diluted earnings per share	$0.23	$(0.03)	$0.20

(1)	This column represents a Non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and Non-GAAP presentations.

(2)
Integration, merger and restructuring expenses represent costs that we incurred in connection with the MSG acquisition and the expenses in conjunction with the continued restructuring of our operations and are excluded in the Non-GAAP presentation.

Mobile Mini, Inc. News Release May 5, 2010	Page 6
This press release includes the financial measures “EBITDA”, “EBITDA margin” and “free cash flow”. These measurements may be deemed a “non-GAAP financial measure” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs. We typically further adjust EBITDA to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA in the reconciliation below. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA margin is calculated by dividing consolidated EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present EBITDA and EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.
Free cash flow is defined as net cash provided by operating activities, less net cash used in investing activities, excluding acquisitions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations and strategic acquisitions.

Mobile Mini, Inc. News Release May 5, 2010	Page 7
A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA, as well as a reconciliation of net cash provided by operating activities to free cash flow, follows. These reconciliations are in thousands and include effects of rounding:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Reconciliation of EBITDA to Net cash provided by operating activities:

EBITDA	$27,693	$39,429
Interest paid	(14,977)	(16,129)
Income and franchise taxes paid	(133)	(144)
Provision for restructuring charge	(9)	—
Share-based compensation expense	1,416	1,621
Gain on sale of lease fleet units	(2,026)	(2,845)
Loss on disposal of property, plant and equipment	2	25
Changes in certain assets and liabilities:
Receivables	3,701	11,727
Inventories	748	430
Deposits and prepaid expenses	952	330
Other assets and intangibles	(182)	(181)
Accounts payable and accrued liabilities	(6,935)	(13,663)

Net cash provided by operating activities	$10,250	$20,600

Reconciliation of Net income to EBITDA and adjusted EBITDA:

Net income	$2,410	$8,466
Interest expense	14,687	15,241
Provision for income taxes	1,456	5,469
Depreciation and amortization	9,140	10,253

EBITDA	27,693	39,429
Integration, merger and restructuring expenses, other	2,266	2,214

Adjusted EBITDA	$29,959	$41,643

Reconciliation of Free cash flow:

Net cash provided by operating activities	$10,250	$20,600

Additions to lease fleet	(3,832)	(5,159)
Proceeds from sale of lease fleet units	5,439	8,542
Additions to property, plant and equipment	(557)	(2,032)
Proceeds from sale of property, plant and equipment	48	93

Net capital proceeds	1,098	1,444

Free cash flow	$11,348	$22,044

Mobile Mini, Inc. News Release May 5, 2010	Page 8
Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except per share data)
(includes effects of rounding)

	March 31,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
Cash	$2,518	$1,740
Receivables, net	36,592	40,867
Inventories	21,280	22,147
Lease fleet, net	1,044,595	1,055,328
Property, plant and equipment, net	80,889	84,160
Deposits and prepaid expenses	8,898	9,916
Other assets and intangibles, net	24,294	26,643
Goodwill	509,739	513,238

Total assets	$1,728,805	$1,754,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$13,105	$14,130
Accrued liabilities	55,495	64,915
Lines of credit	466,672	473,655
Notes payable	877	1,128
Obligations under capital leases	3,700	4,061
Senior notes, net	339,672	345,402
Deferred income taxes	157,081	155,697

Total liabilities	1,036,602	1,058,988

Commitments and contingencies

Convertible preferred stock; $.01 par value, 20,000 shares authorized, 8,556 issued and 8,191 outstanding at March 31, 2010 and December 31, 2009, stated at its liquidity preference values	147,427	147,427

Stockholders’ equity:
Common stock; $.01 par value, 95,000 shares authorized, 38,549 issued and 36,374 outstanding at March 31, 2010 and 38,451 issued and 36,276 outstanding at December 31, 2009	385	385
Additional paid-in capital	343,274	341,597
Retained earnings	273,143	270,733
Accumulated other comprehensive loss	(32,726)	(25,791)
Treasury stock, at cost, 2,175 shares	(39,300)	(39,300)

Total stockholders’ equity	544,776	547,624

Total liabilities and stockholders’ equity	$1,728,805	$1,754,039